EXHIBIT 99.1

FOR IMMEDIATE RELEASE

27 July 2011

Company contact:
Cecil Whitmore
Investor Relations
Littlefield Corporation
512-476-5141
cwhitmore@littlefield.com

Investor Relations Contact:
John Nesbett / Jennifer Belodeau
Institutional Marketing Services (IMS)
203-972-9200

Littlefield Corporation Announces
Q2 2011 Results with Third Highest Revenue

Littlefield Corporation (OTCQB: LTFD) today announced results for the second quarter of 2011.

The Company achieved $2,200,000 of revenue; within $100,000 or 5% of its prior year level, making this the third highest level of second quarter revenue in Company’s history.

The Company posted a net loss of $338,000 compared to a net loss of $201,000 last year in this historically weaker seasonal period; this was attributable almost solely to increased competition in only two of our regional markets.

The Q2 2011 results include approximately $281,000 of notable items:

•	$104,000 of expense associated with the start-up of new halls and re-openings at halls in Texas,
•	$137,000 of legal expense for South Carolina, Texas and its Furtney litigation and

Q2 2011 Earnings                                                                                                                                                                                                                                                                   Page 2

•	$40,000 for non-cash stock-based compensation.

The Q2 2010 results include approximately $357,000 of notable items:

•	$133,000 of expense associated with the start-up of new halls and re-openings at halls in Texas,
•	$195,000 of legal expense for South Carolina, Texas and its Furtney litigation and
•	$27,000 for non-cash stock-based compensation and other asset disposals of $2,000.

The Company’s Entertainment business is referred to as “continuing” operations as a result of the discontinued Hospitality segment divested in the second quarter of 2009.

HIGHLIGHTS

Highlights of the second quarter compared to the prior year follow; for comparability these have been adjusted to exclude the discontinued Hospitality business operations:

1.	Total consolidated Q2 2011 revenue was $2,197,010 within $104,104 of last year, making this the third highest level of second quarter bingo revenue in the Company’s history.

2.	Total consolidated Q2 2011 gross profit including the noted items was $534,749 versus $691,312 in the prior year.

3.	Total gross profit margin was 24% of revenue compared to 30% of revenue in Q2 2010.

4.	Q2 2011 net loss from continuing operations was $338,418 compared to a loss of $201,066 in the prior year.

The following report is based upon unaudited financial statements.

REVENUE
	Q2 2011	Q2 2010	Variance	% Change
LTFD Corporation	$2,197,010	$2,301,114	$(104,104)	(5%)
Entertainment	2,175,756	2,281,747	(105,991)	(5%)
Other	21,254	19,367	1,887	NM

The slight decline in Entertainment revenue largely reflects stable revenues at halls in Texas, Alabama, Florida and South Carolina offset by increased competition in two of our regional markets. Other revenue reflects ancillary revenue not included in Entertainment. Our historical trend of revenue changes, which will be shown in the webcast and conference call on Friday,  correlates closely with the recessionary trends of the American economy and the effect of renovations and start-up of halls in Texas.

Q2 2011 Earnings                                                                                                                                                                                                                                                                   Page 3

GROSS PROFIT
	Q2 2011	Q2 2010	Variance	% Change
LTFD Corporation	$534,749	$691,312	$(156,563)	(23%)
Entertainment	513,495	671,945	(158,450)	(24%)
Other	21,254	19,367	1,887	NM

Gross profit %	24%	30%

The Entertainment gross profit decrease was mainly attributed to the impact of lower revenues on fixed operating costs at the Company’s halls and higher marketing expenses in response to increased competition in two regional markets.

CORPORATE OVERHEAD

	2011	2010	Variance	% Change
SECOND QUARTER	$624,263	$584,590	$39,673	7%

Corporate overhead approximated the same level as the prior year’s quarter except for increased investor relations initiatives.  See the reconciliation of GAAP and Non-GAAP financial measures which follows.

NET INCOME (LOSS) and BASIC EPS

	2011	2010	Variance
Q2 Net Income (Loss) excluding noted items	$(57,019)	$155,851	$(212,870)
Q2 Net Income (Loss)	$(338,418)	$(201,066)	$(137,352)
Q2 Basic Earnings (Loss) per share	$(0.02)	$(0.01)	$(0.01)
Q2 Basic weighted average shares outstanding	17,324,439	17,880,653	(556,214)

The reduction in basic weighted shares outstanding reflects shares repurchased under last year’s share repurchase program.

Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

Q2 2011 Earnings                                                                                                                                                                                                                                                                   Page 4

“Overall, our revenue has remained quite resilient despite the challenging market conditions caused by the slow economic recovery in our regional markets as well as the national economy.

Except for two specific and discretely underperforming regional markets, the overall portfolio performed as expected. These  two specific regional markets are being addressed and I expect a meaningful short-term improvement in performance.

Late in the second quarter we acquired another larger bingo hall in terms of revenue opportunity in South Carolina. We are proceeding with planned renovations to ensure its initial positive performance continues.

We continue to pursue opportunities to improve our financial performance through acquisitions, improvements in returns from existing bingo halls, and the deployment of better management and modern marketing.

Also of note in June we announced the discovery of oil after an exploration well was drilled on a prospect of which our Ambler Bingo property in Abilene, Texas is a part. The commercial viability of the well or potential recoverable resource is currently being evaluated by the drilling company.

I would like to thank the employees of the Company for their continued dedication and efforts to attain these favorable results despite challenging economic conditions.

I look forward to answering your questions during the Conference Call on Friday.”

Earnings will be discussed in a conference call on Friday, July 29, 2011, at 11:00 AM CST.
Anyone who wishes to participate in the live conference call may do so by calling (877) 407-9205 and referencing the Littlefield Corporation conference call.  Callers will be asked for their name, company affiliation and email address.

The conference call and webcast may also be heard live on the internet at www.investorcalendar.com by referencing the Littlefield ticker symbol “ltfd”.

Questions may be sent to President and CEO, Jeffrey L. Minch in advance at jminch@littlefield.com, or in person by calling (512) 476-5141.  Questions may also be asked during the question and answer period at the end of the conference call.

Q2 2011 Earnings                                                                                                                                                                                                                                                                   Page 5

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

In addition to disclosing results determined in accordance with GAAP, the Company discloses three non-GAAP financial measures: gross profit excluding start-up activities, corporate overhead and income (loss) from continuing operations excluding noted items.  Management includes these non-GAAP financial measures to assist investors in assessing the Company’s operational performance and considers such non-GAAP measures to be important supplemental measures of performance.  The Company presents these non-GAAP results as a complement to results provided in accordance with GAAP.  Management uses these non-GAAP measures to manage and assess profitability and performance, to assist the public in measuring the Company’s performance, to allocate resources and relative to historical performance, to enable comparability between periods.

Gross profit	Q2 2011	Q2 2010
Gross profit (GAAP basis)	$534,749	$691,312
Hall start-up activities	104,379	133,059
Gross profit (non-GAAP basis)	$639,128	$824,371

Corporate overhead	Q2 2011	Q2 2010
General and administrative expenses (GAAP basis)	$821,413	$825,697
Stock-based compensation	(40,217)	(26,855)
Noted legal expenses	(136,803)	(194,714)
Depreciation and amortization	(20,130)	(19,538)
	(197,150)	(241,107)
Corporate overhead (non-GAAP basis)	$624,263	$584,590

Net income (loss) from continuing operations	Q2 2011	Q2 2010
Net income (loss) (GAAP basis)	$(338,418)	$(201,066)
Hall start-up activities	104,379	133,059
Stock-based compensation	40,217	26,855
Noted legal expenses	136,803	194,714
Other	---	2,289
	281,399	356,917
Net income (loss) excluding noted items (non-GAAP basis)	$(57,019)	$155,851

Q2 2011 Earnings                                                                                                                                                                                                                                                                   Page 6

ABOUT LITTLEFIELD CORPORATION

Littlefield Corporation, headquartered in Austin, Texas, is the largest public owner of charitable bingo halls in the United States.  The Company, through its corporate subsidiaries, develops, owns and operates 39 halls in Texas, South Carolina, Alabama and Florida.  In Texas its corporate subsidiaries are involved as a licensed commercial lessor and in South Carolina as a licensed promoter.  145 charities conduct bingo in these charitable bingo halls.

 In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports. The Company undertakes no obligation to update publically any forward looking statements, whether as a result of new information, future events or otherwise.

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company’s management in making their individual investment decisions.